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                                                                Exhibit 23(c)(4)

                             SUMMIT INVESTMENT TRUST

                          CERTIFICATE NO. 4 OF TRUSTEES
                   REGARDING DESIGNATION OF SERIES OR CLASSES


         The undersigned, being all of the Trustees of Summit Investment Trust (the "Trust"), hereby certify the following:

                  WHEREAS, the Board of Trustees, at its meeting on September 23, 1998, authorized and directed the establishment and designation of one additional class of shares of each of the Summit High Yield Fund and the Summit Emerging Markets Bond Fund, the two Sub-Trusts of the Trust (each, a "Fund," and together, the "Funds"), and the designation and classification of an unlimited number of shares of the Trust to the Class B Shares of the Funds;

                  NOW, THEREFORE, BE IT

                  RESOLVED, that this Certificate, upon its execution, shall, in accordance with Section 4.1 of Article IV of the Agreement and Declaration of Trust, as amended, of the Trust (the "Declaration"), evidence the action of the Trustees, taken pursuant to Article IV of the Declaration, to do the following:

                  1. To redesignate the current registered class of shares of Summit High Yield Fund, which class currently has issued and outstanding shares and was previously designated as the "Summit High Yield Shares Class," as the "Class A Shares;"

                  2. To redesignate the current registered single class of shares of the Summit Emerging Markets Bond Fund, which class currently has issued and outstanding shares and was previously not named, as the "Class A Shares;"

                  3. To establish and designate an additional class of shares (the "Class B Shares") of each Fund of the Trust, which class of shares shall be designated "Class B Shares" and shall be in addition to the class or classes of shares previously established for the Funds, and that an unlimited number of shares of the Trust are hereby designated and classified to the Class B Shares of the Funds;

                  4. To establish that the Class B Shares shall have the same rights, privileges and limitations as those of Class A Shares and as set forth in Article IV of the Declaration; provided that dividends paid on Class B Shares shall reflect reductions for payments of fees under the Trust's distribution plan relating to the Class B Shares that is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Class B Plan"); and provided further, that only the Class B Shares shall be entitled to vote upon or with respect to any matter relating to or arising from the Class B Plan relating to such class;
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                  5. To establish that the Class B Shares of the Trust shall convert automatically to Class A shares of the Trust A, subject to the following terms and conditions:

                           (a) Other than shares described in paragraph (b)
                  below, each Class B Share of a series of the Trust shall be converted automatically, and without any action or choice on the part of the holder thereof, into a Class A Share of the same series on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus relating to any Class B Share, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of Trustees and set forth in the prospectus relating to the Class B Share, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Trustees shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Trustees pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any Class B Share acquired through an exchange, or through a series of exchanges, as permitted by the Trust as provided in the prospectus relating to the Class B Shares, as such prospectus may be amended from time to time, from another investment company or another series of the Trust (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed for had a conversion feature, but not later than the Conversion Date determined under (i) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a Class B Share shall mean
                  (i) in the case of a Class B Share obtained by the holder thereof through an original subscription to the Trust, the date of the issuance of such Class B Share, or (ii) in the case of a Class B Share obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company, the date of issuance of the share of the eligible investment company to which the holder originally subscribed.

                           (b) Each Class B Share of a series (i) purchased
                  through the automatic reinvestment of a dividend or distribution with respect to any Class B Share of the series or the corresponding class of any other investment company or of any other series of the Trust issuing Class B Shares or
                  (ii) issued pursuant to an exchange privilege granted by the Trust in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company, shall be segregated in a separate sub-account on the stock records of the Trust for each of the holders of record thereof. On any Conversion Date, a number of the Class B Shares of the series held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance

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                  with the next following sentence, shall be converted
                  automatically, and without any action or choice on the part of the holder, into Class A Shares of the same series. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (a) above bears to the total number of Class B Shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Trustees and set forth in the prospectus relating to such Class B Shares, as such prospectus may be amended from time to time.

                           (c) The number of Class A Shares into which a Class B
                  Share of the same series is converted pursuant to paragraphs
                  (a) and (b) above shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Shares for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Class A Shares of the same series for purposes of sales and redemption thereof on the Conversion Date.

                           (d) On the Conversion Date, the Class B Shares
                  converted into Class A Shares of the same series will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of Class A Shares into which the Class B Shares have been converted and
                  (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the Class B Shares, as such prospectus may be amended from time to time and (iii) the right to vote converting Class B Shares held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing the Class A Shares resulting from the conversion need not be issued until certificates representing the Class B Shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

                           (e) The automatic conversion of Class B Shares into
                  Class A Shares, as set forth in paragraphs (a) and (b) above shall be suspended at any time that the Board of Trustees determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the distribution plan adopted under Rule 12b-1 ("Distribution Plan") under the Investment Company Act of 1940, as amended (the "1940 Act") , with respect to the Class B Shares does not result in the Trust's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the Class B Shares does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the Class B Shares, as such prospectus may be amended from time to time, is not satisfied.

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                           (f) The automatic conversion of Class B Shares into
                  Class A Shares, as set forth in paragraphs (a) and (b) above, may also be suspended by action of the Board of Trustees at any time that the Board of Trustees determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the 1940 Act or any rule, regulation or order issued thereunder relating to voting by the holders of the Class B Shares on any Distribution Plan with respect to, as relevant, the Class A Shares and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Trustees may provide holders of the Class B Shares with alternative conversion or exchange rights into other classes of shares of beneficial interest of the Trust in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

                            - and -

                  5. To establish that the Class B Shares of the Trust shall have the right to vote separately with respect to the Rule 12b-1 Plan related to that class and on any increase in fees or expenses that are to be allocated to the Class A Shares upon approval by vote of the holders of Class A Shares and that are (i) expenses or fees arising from any arrangement for shareholder services or the distribution of securities or both; or (ii) expenses or fees, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, to the extent that these expenses or fees are actually incurred in a different amount by the Class A Shares or for services of a different kind or to a different degree than other classes.

                  FURTHER RESOLVED, that this Certificate may be executed in one or more counterparts, each of which shall be deemed an original, and when taken together shall constitute one and the same instrument.

         WITNESS the execution hereof this 23rd day of September, 1998.




/s/ Theodore H. Emmerich            /s/   Dr. Bruce H. Olson
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THEODORE H. EMMERICH                        DR. BRUCE H. OLSON



/s/  Frederick Moss                 /s/  Steven R. Sutermeister
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FREDERICK MOSS                      STEVEN R. SUTERMEISTER


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/s/ James F. Smith
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JAMES F. SMITH


Filed with the minutes of the proceedings of the Trust, this 23rd day of September, 1998.



                                             /s/ John J. Quillin
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                                             John J. Quillin
                                             Secretary

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